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                          MASTER DISTRIBUTION AGREEMENT



         THIS AGREEMENT made as of the ____ day of _________, 2005, by and between each registered investment company set forth on Schedule A to this Agreement (each individually referred to as "Fund" or collectively, "Funds"), severally, on behalf of each of its series of beneficial interest set forth on Schedule A to this Agreement (each, a "Portfolio") with respect to the shares as set forth on Schedule A to this Agreement (the "Shares") of each Portfolio and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Fund on behalf of each Portfolio hereby appoints the Distributor as its exclusive agent for the sale of the Shares to eligible investors as described in the then current prospectus or statement of additional information (collectively, a "Prospectus") applicable to the Portfolio.

         SECOND: The Fund shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

         (A) the Fund may issue Shares of a Portfolio to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

         (B) the Fund may issue Shares at their net asset value in connection with certain classes of transactions or to certain classes of investors, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such class of transaction or class of investor is specified in the Prospectus of the applicable Portfolio; and

         (C) the Fund shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares of a Portfolio.

         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Shares and agrees that it will use its best efforts to sell such Shares; provided, however, that:

         (A) the Distributor may, and when requested by the Fund on behalf of a Portfolio shall, suspend its efforts to effectuate sales of Shares at any time when, in the opinion of the Distributor or of the Fund, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

         (B) the Fund may withdraw the offering of the Shares of a Portfolio (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

         (C) the Distributor, as agent, does not undertake to sell any specific amount of Shares of a Portfolio.


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         FOURTH:

         (A) The public offering price of the Shares of a Portfolio (the "offering price") shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the Prospectus of the applicable Portfolio.

         (B) The Fund shall redeem the Shares from shareholders in accordance with the terms set forth from time to time in the Prospectus of each Portfolio. The price to be paid to a shareholder to redeem the Shares shall be equal to the net asset value of the Shares being redeemed, less any applicable redemption fee, which redemption fee shall be retained by the Portfolio ("net redemption proceeds").

         (C) The Distributor shall receive no fees from the Fund or Portfolios for the services provided under this Agreement.

         FIFTH: The Distributor shall act as agent of the Fund on behalf of each Portfolio in connection with the sale and redemption of Shares. Except with respect to such sales and redemptions, the Distributor shall act as principal in all matters relating to the promotion or the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account.

         SIXTH: The Distributor shall bear:

         (A) the expenses of qualification of Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Fund that it does not wish such qualification continued;

         (B) the expenses of printing from the final proof and distributing the Prospectuses for the Shares (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those Prospectuses, and supplements thereto, to be distributed to shareholders of each Portfolio), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to investment dealers and financial institutions in connection with such public offerings, and expenses of advertising in connection with such public offerings; and

         C) all legal expenses in connection with the foregoing.

         SEVENTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. The Fund may reject purchase orders where, in the judgment of the Fund, such rejection is in the best interest of the Fund.

         EIGHTH: The Fund, on behalf of the Portfolios, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933, as amended, and of all other federal and state laws, rules and regulations governing the issuance and sale of the Shares.

         NINTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Fund on behalf of the Portfolios


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shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Portfolios, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Fund and the Shares against any and all claims, demands, liabilities and expenses which the Fund or the Shares may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Fund in its Prospectus or in this Agreement.

         (B) The Distributor shall indemnify the Fund and the Portfolio against any and all claims, demands, liabilities and expenses which the Fund or the Portfolio may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Portfolios, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Portfolio, or for any failure of any such transfer agent to perform its duties.

         TENTH: Nothing herein contained shall require the Fund to take any action contrary to any provision of its Agreement and Declaration of Trust, as amended, or to any applicable statute or regulation.

         ELEVENTH: This Agreement shall become effective with respect to the Shares of each Portfolio upon its approval by the Board of Trustees of the fund and by a vote of the majority of the trustees of the Fund who are not interested parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose, shall continue in force and effect until June 30, 2007, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved with respect to the Shares of each Portfolio at least annually (a)(i) by the Board of Trustees of the Fund or (ii) by the vote of a majority of the outstanding Shares of such class of such Portfolio (as defined in Section 2(a)(42) of the 1940 Act), and
(b) by vote of a majority of the trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

         TWELFTH:

         (A) This Agreement may be terminated with respect to the Shares of any Portfolio at any time, without the payment of any penalty, by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding Shares of such class of such Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party; and

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.


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         THIRTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of each Fund and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1143.

         FOURTEENTH: Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Fund or any Portfolio individually, but are binding only upon the assets and property of the Fund or such Portfolio and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

         FIFTEENTH: This Agreement shall be deemed to be a contract made in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

                                          EACH FUND (LISTED ON SCHEDULE A), ON
                                          BEHALF OF THE SHARES OF EACH PORTFOLIO
                                          LISTED ON SCHEDULE A



                                          By:
                                             -----------------------------------
                                             Name:  Robert H. Graham
                                             Title: President




                                          A I M DISTRIBUTORS, INC.



                                          By:
                                             -----------------------------------
                                             Name:  Gene L. Needles
                                             Title: President



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                                   SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT



AIM CORE ALLOCATION PORTFOLIO SERIES

         Series C -                                Shares of beneficial interest

         Series M -                                Shares of beneficial interest



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